Exhibit 10.1

May 24, 2025

Keshav Lall

[Redacted]

Dear Mr. Lall:

This Director Services Agreement (the “Agreement”) sets out the terms upon which you, Mr. Lall (“Director” or “you”), have agreed to act as an independent director on the board of directors (the “Board”) of Superior Industries International, Inc., a Delaware corporation (the “Company”), with effect from the date that the Company’s Board of Directors appoints you to the Board (the “Effective Date”), to be no later than May 28th, 2025.

In consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and Director hereby agree as follows:

1. DUTIES. Director agrees to: (i) serve as an independent director on the Company’s Board and to be available to perform the duties consistent with such position pursuant to the Company’s Bylaws (as may be amended from time to time, the “Bylaws”) and the Company’s Certificate of Incorporation (as may be amended from time to time, the “Certificate of Incorporation”) (each as may be amended and, together, the “Organizational Documents”) and the laws of the state of Delaware, as well as the Company’s Corporate Governance Guidelines, Insider Trading Policy and Code of Conduct (the foregoing being the “Governance Documents,” each as may be amended from time to time); (ii) serve as a director of the Board of Directors (or equivalent) of any subsidiary of the Company as the Board may request from time to time (each, an “Affiliate Board of Directors”); (iii) serve as a member of the Board’s Transaction Committee; and (iv) serve as a member of one or more other committees of the Board or an Affiliate Board of Directors, as may be requested from time to time by the Company’s Board. The Director agrees to devote as much time as is reasonably necessary to perform completely the foregoing duties. By execution of this Agreement, subject to formal resolution by the Board, the Director accepts his appointment or election as a director of the Company and as a member of the Board’s Transaction Committee and agrees to serve as set forth herein. The parties hereto acknowledge and agree that Director is being engaged to serve as an independent director of the Company only and is not being engaged to serve, and shall not serve, the Company in any other capacity.

2. TERM. The term of this Agreement shall expire at the next annual meeting of stockholders of the Company (the “Term”). In addition, Director’s appointment will immediately cease if Director resigns in writing (by written notice to the Chairman of the Board, the Company’s Chief Executive Officer and its General Counsel and Corporate Secretary) or is removed by the action of the Board or by the Company’s stockholders, in accordance with the Organizational Documents and applicable law, in which event this Agreement shall terminate as of the date of such resignation or removal, except as specifically provided herein.

3. COMPENSATION. For all services to be rendered by Director hereunder, and so long as Director has not been removed as a director of the Company or this Agreement has not expired or been terminated pursuant to the terms hereof, the Company agrees to pay, or to cause one or more of its subsidiaries to pay, Director a monthly fee of $35,000 for each month of service, with the first monthly fee due within ten

(10) days of the Effective Date and each subsequent monthly fee due by the monthly anniversary of the Effective Date. In addition, following the Term, the Director will receive a payment of $750 for each day that the Director is required to spend more than 4 hours addressing any legal or dispute matters that arise following their service as a Director (the “Per Diem Payment”), including but not limited to, participation in depositions, preparation for hearings and participation in mediation or settlement meetings. The Per Diem Payment shall be invoiced and payable on the first day of the calendar month following the calendar month in which the Per Diem Payment is earned.

4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse or will cause one or more of its subsidiaries to reimburse Director for reasonable business related expenses incurred in good faith in the performance of Director’s duties for the Company. Such payments shall be made by the Company or one or more of its subsidiaries upon submission by Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures. Without limiting the indemnification provisions applicable to the Director, any individual expense reimbursable by the Company under this Section 4 may not exceed $2,000 without the Company’s written consent, by e-mail or otherwise (not to be unreasonably withheld), with the exception of reasonable airfare expenses.

5. CONFIDENTIALITY. The Company and Director each acknowledge that in order for Director to perform their duties as an independent director of the Company, Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affiliates, including, but not limited to, financial data and strategic plans, business methods and information systems, which are the Company’s unique assets (“Confidential Information”). Director covenants that he shall not, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information, except: (i) in connection with carrying out his duties as an independent director, to parties subject to a confidentiality obligation to the Company; (ii) as required by law; (iii) pursuant to a subpoena or order issued by a court, governmental body, agency or official; (iv) to the extent such information (A) is generally known to the public, (B) was known to Director prior to its disclosure to Director by the Company, (C) was obtained by Director from a third party which, to Director’s knowledge, was not prohibited from disclosing such information to Director pursuant to any contractual, legal or fiduciary obligation, or (D) was independently derived by Director without any use of Confidential Information or (iii) to Director’s legal counsel for the purposes of obtaining legal advice. Director shall provide prompt written notice to the Company’s General Counsel and Corporate Secretary prior to any disclosure required under (i), (ii) and (iii) above and shall cooperate with the Company, at the Company’s expense, to limit disclosure of Confidential Information to the extent reasonably practicable. This paragraph 5 shall continue in effect after Director has ceased acting as an independent director of the Company.

6. INDEMNIFICATION. In your capacity as Director, you shall receive the full benefits, protection, and rights of indemnification from the Company in connection with your position with the Company as a member of the Board, to the fullest extent permitted by law as provided in the Organizational Documents and the Indemnification Agreement in the form attached as Exhibit A, entered into by you and the Company, on the date of this Agreement. The Company also will use its reasonable best efforts to continue to provide and maintain directors’ and officers’ liability insurance for the benefit of the Board.

7. INFORMATION. The Company shall provide Director with financial information, as reasonably requested, and shall make its management available to discuss the business and operations of the Company and its subsidiaries upon Director’s reasonable request.

8. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

9. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the state of Delaware without reference to its conflicts of laws principles. The Company and Director hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address for notices set forth herein with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

10. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall not be transferable except by operation of law without Director’s consent, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the Company’s prior written consent.

11. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), heirs and personal legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

12. SEVERABILITY; HEADINGS. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid as applied to any fact or circumstance, it shall be modified by the minimum amount necessary to render it valid, and any such invalidity shall not affect any other provision, or the same provision as applied to any other fact or circumstance. The headings used in this Agreement are for convenience only and shall not be construed to limit or define the scope of any paragraph or provision.

13. COUNTERPARTS; AMENDMENT. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement. No amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.

14. SECTION 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything herein to the contrary: (a) each amount to be paid or benefit to be provided to the Director pursuant to this Agreement that constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A; and (b) to the extent that any reimbursements or in-kind benefits under this Agreement are subject to Section 409A, (i) any such reimbursements or in-kind payments shall be paid or provided no later than December 31 of the calendar year following the calendar year in which the expense was incurred; (ii) the amount of expenses reimbursed or in-kind payments made in one year shall not affect the amount eligible for reimbursement or payment in any subsequent year; and (iii) the Director’s right to reimbursement or in-kind payments under this Agreement will not be subject to liquidation or exchange for another benefit.

15. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (iv) sent by email, with receipt of oral confirmation that such transmission has been received:

(a)	If to Director, at such address as first set forth above or as in the Company’s records.

(b)	If to the Company, to:

Superior Industries International, Inc.

26600 Telegraph Road Suite #400

Southfield, MI 48033

Attn: David M. Sherbin

Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Email: [redacted]

or to any other address as may have been furnished to Director by the Company.

I thank you for accepting this appointment. We all look forward to working with you in the future.

Very truly yours,

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Majdi B. Abulaban
Majdi B. Abulaban
President and Chief Executive Officer

I hereby agree to act as an independent director of Superior Industries International, Inc., and, to the extent requested, certain of its subsidiaries upon the terms and conditions contained above.

/s/ Keshav Lall
Keshav Lall
Date: 05/24/2025

Exhibit A

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made effective as of the [-] day of May 2025 by and between Superior Industries International, Inc., a Delaware corporation (the “Company”), and the undersigned officer, director or employee of the Company (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers, directors and employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals such as Indemnitee to serve as officers, directors or employees of the Company; and

WHEREAS, it is reasonable, prudent and in the best interests of the Company and its stockholders for the Company contractually to obligate itself to indemnify persons serving as officers, directors or employees of the Company to the fullest extent permitted by applicable law in order that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

NOW THEREFORE, in consideration for Indemnitee’s services as an officer, director or employee of the Company and the covenants contained herein, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party or otherwise involved (including involvement as a witness) to any threatened, pending or completed action, claim, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, investigative (whether formal or informal), or administrative (other than an action by or in the right of the Company) (the “Proceeding”) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action or inaction on the part of Indemnitee while a director, officer, employee or agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred or suffered by Indemnitee in connection with the Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, either (i) had reasonable cause to believe Indemnitee’s conduct was lawful or (ii) had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, either did not have reasonable cause to believe that Indemnitee’s conduct was lawful or had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party or otherwise involved (including involvement as a witness) to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action or inaction on the part of Indemnitee while a director, officer, employee or agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred or suffered by Indemnitee in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) Actions where Indemnitee is Deceased. If Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company or by reason of anything done or not done by Indemnitee in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, Indemnitee shall die, then the Company shall indemnify, defend and hold harmless the estate, heirs and legatees of Indemnitee against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by such estate, heirs or legatees in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for Indemnitee in subsections (a) and (b) of this Section 1.

(d) Mandatory Payment of Expenses. To the extent that Indemnitee has served as a witness on behalf of the Company or has been successful on the merits or otherwise in defense of any Proceeding referred to in subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, Company shall indemnify Indemnitee against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2. Agreement to Serve. Indemnitee agrees to serve at the will of the Company (or under separate agreement, if such agreement exists) so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or until such time as he or she tenders his or her resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding referenced in Section 1(a) or (b) (but not amounts actually paid in settlement of such Proceeding). The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company. Such request shall reasonably evidence the expenses and costs incurred by the Indemnitee in connection therewith. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee’s power, but in no case shall Indemnitee be required to convey any information that would cause Indemnitee to waive any privilege accorded by applicable law. Indemnitee’s entitlement to such advances shall include those expenses incurred in connection with any proceeding by Indemnitee seeking an adjudication pursuant to this Agreement. Indemnitee hereby undertakes to repay such amounts advanced (without interest) only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction in a final judgment, not subject to further appeal, that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. No other form of undertaking shall be required other than the execution of this Agreement. This undertaking is an unlimited general obligation of Indemnitee.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Company did not otherwise learn of the Proceeding and such delay is materially prejudicial to the Company’s ability to defend such Proceeding; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. Notice to the Company shall be directed to the General Counsel of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; or five (5) business days if sent by airmail from a country outside of North America; otherwise, notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power, but in no case shall Indemnitee be required to convey any information that would cause Indemnitee to waive any privilege accorded by applicable law.

(c) Procedure. Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days) after receipt of the written request of Indemnitee. If the Company fails to respond within sixty (60) days of a written request for indemnification, the Company shall be deemed to have approved the request. If a claim under this Agreement, under any statute or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification is not paid in full by the Company within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days) after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter, bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of its Board of Directors, independent legal counsel or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of its Board of Directors, independent legal counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b), the Company has directors and officers liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement. The Company shall instruct the insurers and their insurance brokers that they may communicate directly with Indemnitee regarding such claim.

(e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) to advance the expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election and approval of counsel by Indemnitee, which approval shall not be unreasonably withheld. After the delivery of such notice, approval of such counsel by Indemnitee and retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, except as provided below. The Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a material conflict of interest between the Company and Indemnitee in the conduct of any such defense, (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, or (iv) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) above or under the circumstances provided for in (iii) above. Indemnitee agrees that any such separate counsel retained by Indemnitee will be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ insurance policy, should the applicable policy provide for a panel of approved counsel and should such approved panel list comprise law firms with well-established reputations in the type of litigation at issue.

4. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, by the Company’s Certificate of Incorporation or Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer or employee of the Company, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer or employee of the Company, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation or Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware (the “DGCL”) or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such actual and reasonable expenses, judgments, fines or penalties to which Indemnitee is entitled.

6. Directors and Officers Liability Insurance.

(a) The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other person or entity at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy in effect on the date hereof except for any changes approved by the Board of Directors of the Company.

(b) Indemnitee shall be covered by the Company’s D&O Liability Insurance policies as in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available for any other director or officer under such policies.

(c) Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the D&O Liability Insurance policies as in effect from time to time. The Company shall promptly notify Indemnitee of any material changes in such insurance coverage.

(d) The Company shall indemnify Indemnitee for expenses incurred by Indemnitee in connection with action brought by Indemnitee for recovery under any insurance policy referred to in this Section 7, and shall advance to Indemnitee the expenses of such action; provided, however, that by executing this Agreement Indemnitee hereby undertakes to promptly re-pay the Company for any such advanced expenses if a court of competent jurisdiction finds that all of the claims brought by the Indemnitee were frivolous and not in good faith. No other form of undertaking shall be required other than the execution of this Agreement. This undertaking is an unlimited general obligation of Indemnitee.

7. Presumptions and Burdens of Proof; Effect of Certain Proceedings.

(a) In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall be entitled to a presumption that he or she is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 3(c), and the Company shall have the burden of proof to overcome that presumption.

(b) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding.

(c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement (with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption (i) that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, (ii) that with respect to any criminal proceeding, Indemnitee either did not have reasonable cause to believe that Indemnitee’s conduct was lawful or had reasonable cause to believe that his or her conduct was unlawful or (iii) that Indemnitee did not otherwise satisfy the applicable standard of conduct to be indemnified pursuant to this Agreement.

(d) If the person or persons so empowered to make a determination pursuant to Section 3 hereof shall have failed to make the requested determination within ninety (90) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Company to determine Indemnitee’s entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

(e) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or other person or entity, as applicable, including financial statements, or on information supplied to Indemnitee by the officers of such person or entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records given or reports made to such entity by an independent certified public accountant, appraiser or other expert selected with reasonable care by such entity. The provisions of this Section 8(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct to be indemnified pursuant to this Agreement.

(f) The knowledge or actions or failure to act of any other director, officer, employee or agent of the Company or other person or entity, as applicable, shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 9. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, but such indemnification or advancement of expenses may be provided by the Company in specific cases if its Board of Directors has approved the initiation or bringing of such suit; or

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction in a final adjudication not subject to further appeal determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors and officers liability insurance maintained by the Company; provided, however, that payment made to Indemnitee pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Company’s obligations to Indemnitee pursuant to this Agreement; or

(d) Claims under Section 16(b). To indemnify Indemnitee for the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or any similar successor statute;

(e) Claims under the Sarbanes-Oxley Act. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “ Sarbanes-Oxley Act ”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(f) Excluded Act or Omission. To indemnify Indemnitee if a court of competent jurisdiction in a final adjudication not subject to further appeal determines that such indemnification is illegal, including, without limitation, by virtue of such indemnification being in violation of public policy or any other provision of law.

10. Construction of Certain Terms and Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Company, which constituent corporation, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereto; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement to the fullest extent permitted by law.

13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made not in good faith or was frivolous. In any such proceeding to enforce any rights pursuant to this Agreement, the Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

14. Notice. Except as provided in Section 3(b), all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

16. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware without regard to the conflict of law principles thereof.

17. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19. Primary Responsibility. The Company acknowledges that Indemnitee has or may from time to time obtain certain rights to indemnification and advancement of expenses provided by one or more third parties (collectively, the “Secondary Indemnitors”). The Company agrees that, as between the Company and the Secondary Indemnitors, the Company is primarily responsible for amounts required to be indemnified or advanced under the Company’s certificate of incorporation or bylaws or this Agreement and any obligation of the Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Company obligations. To the extent not in contravention of any insurance policy or policies providing liability or other insurance for the Company or any director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other enterprise, the Company waives any right of contribution or subrogation against the Secondary Indemnitors with respect to the liabilities for which the Company is primarily responsible under this Section 19. In the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by the Company under the Company’s certificate of incorporation or bylaws or this Agreement, the Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of expenses under the Company’s certificate of incorporation or bylaws or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 19.

20. Retroactivity. This Agreement shall be deemed to have been in effect during all periods that Indemnitee was a director, officer or employee of the Company, regardless of the date of this Agreement.

21. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in a writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

22. Integration and Entire Agreement. Subject to the provisions of Section 4, this Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

23. Settlements. The Company shall be permitted to settle any Proceeding except that it shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion. The Company shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Company) if any portion of such settlement is to be funded from corporate insurance proceeds unless approved by (1) the written consent of Indemnitee or (ii) a majority of the independent directors of the board; provided, however, that the right to constrain the Company’s use of corporate insurance as described in this section shall terminate at the time the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

24. Monetary Damages Insufficient/Specific Performance. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

25. Contribution. If the indemnification provided pursuant to this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 9, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for expenses, judgments, decisions of arbitrators, fines, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee; provided, however, that such right to contribution described in this section shall terminate at the time the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

26. Information Sharing. To the extent not prohibited by any law, rule or regulation, and to the extent it would not cause a breach of a confidentiality obligation or waiver of the Company’s attorney-client privilege, if a governmental agency (the “Requesting Agency”) requests that the Company produce information concerning an investigation, whether formal or informal, that in the Company’s reasonable opinion, is likely to include a review of the conduct of an Indemnitee, the Company shall (i) notify the Indemnitee of any information requests that may implicate the Indemnitee and (ii) share with the Indemnitee any information it has turned over to the Requesting Agency that relates to conduct of the Indemnitee (the “Shared Information”). By executing this agreement, Indemnitee agrees that such Shared Information will be maintained as confidential and acknowledges that such Shared Information may also constitute material non-public information, in which case Indemnitee is obligated not to trade in securities of the Company; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared Information to Indemnitee’s legal counsel and third parties solely in connection with defending Indemnitee from legal liability who further agree to be bound by the restrictions on its usage.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

Superior Industries International, Inc., a Delaware corporation

By:
David M. Sherbin
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Address for notice:

26600 Telegraph Road, Suite 400
Southfield, MI 48033

AGREED TO AND ACCEPTED:
INDEMNITEE:

By:
Keshav Lall
Director

Address for notice:
[Redacted]